UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 29, 2005


                              U.S. GOLD CORPORATION
             (Exact name of registrant as specified in its charter)

            Colorado                    0-9137                    84-0796160
(State or other jurisdiction of     (Commission File           (I.R.S. Employer
 incorporation or organization)         Number)              Identification No.)

                         2201 Kipling Street, Suite 100
                             Lakewood, CO 80215-1545
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number including area code: (303) 238-1438


          (Former name or former address, if changed since last report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                Table of Contents

Items                                                                       Page
-----                                                                       ----

Item 1.01     Entry into a Material Definitive Agreement                      1

Item 1.02     Termination of a Material Definitive Agreement                  2

Item 2.01     Completion of the Acquisition or Disposition of Assets          3

Item 3.02     Unregistered Sales of Equity Securities                         3

Item 5.01     Changes in Control of Registrant                                3

Item 5.02     Departure of Directors or Principal Officers; Election
              of Directors;  Appointment of Principal Officers                4

Item 9.01     Financial Statements and Exhibits                               4

Signatures                                                                    5



DESCRIPTIONS IN THIS REPORT ARE QUALIFIED BY REFERENCE TO THE CONTENTS OF ANY CONTRACT, AGREEMENT OR OTHER DOCUMENT DESCRIBED HEREIN AND ARE NOT NECESSARILY COMPLETE. REFERENCE IS MADE TO EACH SUCH CONTRACT, AGREEMENT OR DOCUMENT FILED AS AN EXHIBIT TO THIS REPORT, OR INCORPORATED HEREIN BY REFERENCE AS PERMITTED BY REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. (SEE "ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.")



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Item 1.01   Entry into a Material Definitive Agreement

     On July 29, 2005, U.S. Gold Corporation (the "Company") entered into an agreement to sell an aggregate of 11,100,000 shares of its common stock, par value $0.10 per share (the "Shares"), to Robert R. McEwen for $4,000,000 in cash. The agreement between the Company and Mr. McEwen is represented by a Letter Agreement and Stock Subscription Agreement, each dated July 29, 2005. Following this transaction, Mr. McEwen became the Company's largest shareholder, owning slightly more than 33.3% of its outstanding stock.

     As a condition to completion of the agreements with Mr. McEwen and in consideration of prior uncompensated services and termination of outstanding stock options, the Company also consummated agreements with each of its existing executive officers pursuant to which their employment contracts with the Company were terminated ("Termination Agreements"). These Termination Agreements provide for cash payments to the three individuals in the aggregate amount of $1,000,000, issuance of 1,025,000 shares of the Company's common stock and distribution of 5,191,352 shares of common stock of Gold Resource Corporation, representing all of the GRC stock owned by the Company prior to the transaction. These Termination Agreements were effective July 28, 2005.

     The Letter Agreement. In addition to the purchase and sale of the Shares, the Letter Agreement between the Company and Mr. McEwen includes the following terms:

     o While the employment contracts of existing officers of the Company will be terminated, each individual will continue to serve as an officer at least as long as necessary to allow the outgoing Chief Executive Officer and Principal Financial Officer to sign and file the Company's quarterly report for the second quarter and make the requisite Sarbanes-Oxley Certifications. Certain individuals may also continue beyond that date as employees of the Company on an "at-will" basis.

     o Four of the six existing directors of the Company, including Messrs. William W. Reid and David C. Reid, will resign as members of the Board of Directors. Pending regulatory filings, it is intended that the vacancies created by the resignation of these individuals will be filled with individuals nominated by Mr. McEwen.

     o The Company will issue an aggregate of 450,000 shares of its common stock to the four existing independent members of the Board of Directors. These shares will be issued under the Company's Non-Qualified Stock Option and Stock Grant Plan. Each of these directors has also agreed to cancel any outstanding stock options from the Company.

     o The Company agreed to use its commercially reasonable efforts to cause the Shares to be registered for resale with the Securities and Exchange Commission ("SEC") as promptly as practical after the closing of the transaction and to pay the costs associated with such registration. In addition, Mr. McEwen will be entitled to "piggyback" registration rights on



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     all registrations filed by the Company other than registrations on Form S-4 and S-8. This means that if the Company files a registration statement with the SEC in the future, the Company is obligated to include the Shares issued to Mr. McEwen.

     o The Company and Mr. McEwen agreed to indemnify each other and their respective representatives and agents from breach of any representation or warranty contained in the Letter Agreement or Subscription Agreement.

     It is expected that the appointment of the new directors to be nominated by Mr. McEwen will be effective not less than 10 days following the filing of a
Schedule 14f-1 by the Company as required by the SEC.

     The Termination Agreements. In addition to the terms and payments summarized above, the Termination Agreements include the following terms:

     o Each officer will release the Company from all liabilities except those set forth in the Termination Agreement and except for the Company's indemnification obligations under its Articles of Incorporation and indemnification agreement with the officer.

     o The Company will distribute to the officers three automobiles and the associated installment purchase obligations.

     o The Shares to be issued to the officers will be issued under the Company's Non-Qualified Stock Option and Stock Grant Plan.

     o Each officer agreed to cancel any outstanding stock options from the Company.


The following table details the payments to be made by the Company to each of the existing officers:
                                                                    GRC
                                               Share               Share
Name of Officer         Cash Payment          Issuance          Distribution
---------------         ------------          --------          ------------

William W. Reid           $469,936            534,968           2,439,606
David C. Reid              301,567            275,784           1,565,539
William F. Pass            228,497            214,248           1,186,207


Item 1.02   Termination of a Material Definitive Agreement

     The previously announced agreement with Romarco and Western Goldfields provided a 30-day "exclusivity period" within which the Company was limited in discussions for a merger or acquisition with any entity other than Romarco, and



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contemplated that the parties would negotiate a definitive merger agreement. The exclusivity period expired without Romarco providing the requisite financing to the Company. Following consummation of the agreement with Mr. McEwen discussed above, the Company terminated negotiations for a merger as well.

Item 2.01   Completion of Acquisition or Disposition of Assets

     In conjunction with the Termination Agreements discussed above, in consideration of prior uncompensated services and termination of stock options, the Company agreed to distribute an aggregate of 5,191,352 shares of Gold Resource Corporation to the outgoing officers. The shares of GRC to be distributed to the existing officers were valued at $0.118 each, or $612,580 in total, for purposes of the transaction, based on a written report estimating the fair market value obtained by the Company from an independent appraiser.

Item 3.02   Unregistered Sales of Equity Securities

     In conjunction with the agreements discussed under Item 1.01 above, the Company issued to Mr. McEwen 11,100,000 shares of its common stock for payment of $4,000,000 in cash in a transaction that was not registered under the Securities Act of 1933, as amended (the "Act"). The Shares issued to Mr. McEwen were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D of the Act. No discounts or commissions were paid by the Company in connection with the issuance of the Shares, as no underwriter was involved in the transactions.

Item 5.01   Changes in Control of Registrant

     As a result of the stock purchase and sale described in Item 1.01 above, it is anticipated that the Company will undergo a change in control. Mr. McEwen has become the largest shareholder of the Company, owning approximately 33% of the issued and outstanding voting stock. Following the resignation of the existing Chief Executive Officer, it is planned that Mr. McEwen will also become the new Chief Executive Officer of the Company. Finally, pursuant to the terms of the Letter Agreement, Mr. McEwen has the right to nominate a majority of the Company's Board of Directors. It is anticipated that the appointment of the new board members will be effective not less than 10 days following the Company's filing of necessary documents with the SEC.

     In addition to his affiliation with the Company, Mr. McEwen is also the Chairman of the Board of Directors of Goldcorp Inc., a position he has occupied for the last 18 years. Goldcorp is a corporation incorporated under the laws of the Province of Ontario, Canada, with securities traded on the Toronto and New York Stock Exchanges.

     In a development unrelated to the stock purchase and sale described above, NovaGold Resources Inc. reportedly became the Company's second-largest shareholder. In a transaction reported July 29, 2005, NovaGold purchased 5,374,544 shares of the Company's common stock, representing approximately 16% of the outstanding voting stock after the McEwen transaction, in a private transaction from one or more former stockholders. NovaGold is a corporation incorporated under the laws of the Province of Nova Scotia, Canada, with securities traded on the American and Toronto Stock Exchanges. The Company is unaware whether NovaGold intends to exert efforts to take an active part in management of the Company.



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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

     As described under Item 1.01 above, in connection with the Letter Agreement executed with Mr. McEwen, all of the Company's existing officers and four of the six existing members of its Board of Directors, including Messrs. William and David Reid, have agreed to resign their positions as such. The Company's Chief Executive Officer and Principal Financial Officer have agreed to remain in their positions pending filing of the quarterly report for the second quarter, due to be filed with the SEC not later than August 15, 2005. It is presently uncertain exactly when the changes contemplated by the Letter Agreement will occur. As noted above, it is expected that the appointment of the new directors will be effective not less than 10 days following the filing of a Schedule 14f-1 by the Company as required by the SEC.

Item 9.01   Financial Statements and Exhibits

     (c)  Exhibits.

          2.1 Letter Agreement of Private Placement between the Company and Robert M. McEwen dated July 29, 2005.
          2.2 Stock Subscription Agreement between the Company and Robert M. McEwen dated July 29, 2005.
          10.1 Termination Agreement between the Company and William W. Reid dated July 28, 2005.
          10.2 Termination Agreement between the Company and David C. Reid dated July 28, 2005.
          10.3 Termination Agreement between the Company and William F. Pass dated July 28, 2005.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR "PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.










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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           U.S. GOLD CORPORATION



Date: August 4, 2005                       By: /s/ William F. Pass
                                              ----------------------------------
                                              William F. Pass
                                              Vice President, Chief Financial
                                              Officer and Secretary































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